SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NATIONAL LAMPOON, INC. Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1) Title of each class of securities to which transaction applies: Not applicable
(2) Aggregate number of securities to which transaction applies: Not applicable
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable
(4) Proposed maximum aggregate value of transaction: Not applicable
(5) Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046
Telephone (310) 474-5252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of National Lampoon, Inc. (the “Company”) will be held on Tuesday, June 19, 2007, at 11:00 a.m. (Pacific Time), at the Company’s executive offices located at 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046 for the following purposes:

(1) to elect the seven persons listed in the Proxy Statement that accompanies this Notice to serve as directors of the Company;

(2) to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent auditors for the fiscal year ending July 31, 2007; and

(3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on May 18, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors /s/ Cora Victoriano Cora Victoriano Secretary

May 25, 2007
Los Angeles, California

NATIONAL LAMPOON, INC.
8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2007

VOTING AND PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Lampoon, Inc., a Delaware corporation (referred to as the “Company”, “we”, “our” or “us”) for use at our Annual Meeting of Stockholders to be held at our executive offices located at 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046 on Tuesday, June 19, 2007, at 11:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 25, 2007.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006 is included with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company’s Secretary at our principal executive offices located at 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046. The proxy may also be revoked by attending the meeting and voting in person. If it is not revoked, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the approval of the two proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed May 18, 2007 as the record date (the “Record Date”) for determining holders of our common stock, $0.0001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 8,144,478 shares of common stock issued and outstanding, 63,607 shares of Series B Convertible Preferred Stock that is convertible into 3,583,491 shares of common stock and 192,347 shares of Series C Convertible Preferred Stock that is convertible into 3,846,940 shares of common stock for a total of 15,574,909 shares of common stock available and entitled to vote. Each share of common stock is entitled to one vote. Each share of Series B and Series C Convertible Preferred Stock is also entitled to vote on matters that are subject to the approval of the holders of our common stock. Holders of our Series B and Series C Convertible Preferred Stock are entitled to vote on an “as converted” basis, meaning that each share of Series B Convertible Preferred Stock voted represents the vote of 56.338 shares of common stock and each share of Series C Convertible Preferred Stock voted represents the vote of 20 shares of common stock (subject to adjustment for stock splits and reverse stock splits). Therefore, as of the Record Date, 7,787,455 shares are required to pass the actions that require approval of the holders of common stock and will constitute a quorum at the meeting. Shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote “against” the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent. The Inspector of Election will also determine whether or not a quorum is present.

Directors are elected by a plurality of the votes cast in the election. In electing directors, no stockholder has cumulative voting rights. If no specification is indicated, the shares will be voted “FOR” the election of the director-nominees named on the proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The affirmative vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy is required to approve all other proposals brought before the meeting. If no specification is indicated, the shares will be voted “FOR” the proposals included in the proxy.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

National Lampoon, Inc.
Attn: Corporate Secretary
8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046
Telephone No.: (310) 474-5252

OVERVIEW OF PROPOSALS

This Proxy Statement includes two proposals requiring stockholder action. The proposals relate to:

•	the election of seven directors and

•	ratification of the appointment of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending July 31, 2007.

The proposals are discussed in more detail below.

PROPOSALS

PROPOSAL #1 - ELECTION OF DIRECTORS

Seven directors are to be elected to our Board of Directors at the Annual Meeting. The directors will hold office for a term of one-year. The Board of Directors has nominated James P. Jimirro, Daniel S. Laikin, Timothy S. Durham, Paul Skjodt, Duncan Murray, Robert Levy and James Toll. We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancies.

IDENTIFICATION OF THE BOARD OF DIRECTORS

The number of directors required by our Bylaws is seven. Information regarding the business experience of each nominee and director is provided below. There are no family relationships among our executive officers and directors. Our directors serve until the next annual meeting of our stockholders.

Daniel S. Laikin
Age 45

DANIEL S. LAIKIN has been a director since 2000 and was employed as our Chief Operating Officer from May 17, 2002 until February 1, 2005 when he became our Chief Executive Officer. Mr. Laikin served as Co-Chairman of Biltmore Homes, Inc., an Indiana-based home building and real estate development company until 2000. He also served as a managing partner of Four Leaf Partners, LLC, a closely held investment company, concentrating on the startup and financing of high tech and Internet-related companies. He is also on the Board of Directors of Obsidian Enterprises, Inc., a public company.

Timothy S. Durham
Age 44

TIMOTHY S. DURHAM has served as a director since 2002. He is the Chief Executive Officer and Chairman of the Board of Directors of Obsidian Enterprises, Inc. (formerly Danzer Corporation) and has held these positions since June 2001. Since April 2000, he has served as a Managing Member and the Chief Executive Officer of Obsidian Capital Company LLC, which is the general partner of Obsidian Capital Partners LP. Mr. Durham founded in 1998, and since then has maintained a controlling interest in, several investment funds, including Durham Capital Corporation, Durham Hitchcock Whitesell and Company LLC, and Durham Whitesell Associates LLC. From 1991 to 1998, Mr. Durham served in various capacities at Carpenter Industries, Inc., including as Vice Chairman, President and Chief Executive Officer. Mr. Durham serves as a director of Obsidian Enterprises, Inc., a public company.

Paul Skjodt
Age 48

PAUL SKJODT has been a director since 2002. He is actively involved in a variety of companies including managing member of Four Leaf & Associates. Four Leaf is a venture fund that provides seed money to a host of technology companies. Mr. Skjodt also is President of Oakfield Development a land development company based of Indianapolis and owner of the Indiana Ice, an ice hockey team in the United States Hockey League. Mr. Skjodt is also involved in numerous philanthropic endeavors in Indiana.

Robert Levy
Age 52

ROBERT LEVY joined us as a director in September 2006. Mr. Levy has written and/or produced motion pictures for over 20 years and is a principal partner in Tapestry Films. His recent production credits include The Wedding Crashers, starring Vince Vaughn, Owen Wilson, Rachel McAdams and Christopher Walken; Underclassman, starring Nick Cannon; Serendipity starring John Cusack and Kate Beckinsale; The Wedding Planner starring Jennifer Lopez and Matthew McConaughey; National Lampoon's Van Wilder starring Ryan Reynolds; Van Wilder 2-The Rise of Taj, starring Kal Penn; She's All That starring Freddie Prinze Jr. and Rachael Leigh Cook; and Employee of the Month, starring Dane Cook, Jessica Simpson and Dax Shepard. Mr. Levy has also been the executive producer on the films Swing, Black & White, Payback, The Chain, The Granny, and Dark Tide. He was not only the executive producer, but he also wrote the story for the classic film Smokey and the Bandit, starring Burt Reynolds. Mr. Levy has also directed and produced A Kid in Aladdin's Court, the sequel to A Kid in King Arthur's Court, which was produced by Tapestry Films. Mr. Levy graduated from the University of California at Los Angeles and received a producing fellowship from the American Film Institute.

James P. Jimirro
Age 70

JAMES P. JIMIRRO has been a director since 1986 and was employed as our President and Chief Executive Officer from 1990 until January 2005. From 1980 to 1985, he was the President of Walt Disney Telecommunications Company, which included serving as President of Walt Disney Home Video, a producer and distributor of family home video programming. While in this position, he also served as Corporate Executive Vice President of Walt Disney Productions. In addition, from 1983 to 1985, Mr. Jimirro served as the first President of the Disney Channel, a national cable pay-television channel, which Mr. Jimirro conceived and implemented. Mr. Jimirro continued in a consulting capacity for Walt Disney Company through July 1986. From 1973 to 1980, he served as Director of International Sales and then as Executive Vice President of Walt Disney Educational Media Company, a subsidiary of Walt Disney Company. Prior to 1973, Mr. Jimirro directed international sales for CBS, Inc., and later for Viacom International. Mr. Jimirro also served as a member of the Board of Directors of Rentrak Corporation between January 1990 and September 2000.

Duncan Murray
Age 61

DUNCAN MURRAY has been a director since October 11, 2006. From 1998 to his retirement in 2004, Mr. Murray served as Vice President, Business and Legal Affairs, of Santa Monica based Transactional Marketing Partners, Inc. (“TMP”), a direct response television consulting firm. Before joining TMP, from August 1986 through January 2003, Mr. Murray served as our Vice-President of Marketing and, prior to that, worked with The Walt Disney Company for 14 years in a variety of capacities including Vice President-Sales Administration for The Disney Channel and Director of Sales for Walt Disney Telecommunications Company. While at The Walt Disney Company, Mr. Murray was an integral part of the small team that created and launched The Disney Channel. During his tenure as Vice President of Marketing for us, he oversaw shareholder relations, published the final three issues of National Lampoon Magazine, and managed negotiations with Artisan Entertainment for attachment of our name to the feature film National Lampoon's Van Wilder. Mr. Murray currently serves as a director, Secretary and Treasurer of The Greenburg Family Foundation, a health issues-related philanthropic organization headquartered in Santa Monica and Palm Springs, California.

James Toll
Age 54

JAMES TOLL joined us as a director in September 2006. Mr. Toll received his Bachelor of Arts degree from the University of California, Berkeley with Distinction and Honors in his major and a Master of Business Administration (Finance and Accounting) from the University of Southern California where he graduated Beta Gamma Sigma in the top 15%. Mr. Toll has worked in the financial area for 26 years, including CBS Television Network in Los Angeles and Warner/Electra/Atlantic International (WEA International) Records in Burbank as a Senior Financial Analyst for three years. While at WEA, Mr. Toll worked for six months at the Mexico City division as their Director Financiero. Mr. Toll spent three years as head of the accounting department for the non-profit company WQED-West, and was involved with the production of the Emmy award winning seven part series, The Planet Earth, and the production of National Geographic specials. Mr. Toll spent three years as Chief Financial Officer/Treasure in the direct response industry where he was involved with the hit products “Komputer Tutor” and the “Mighty Pro Grill”, and the mega hit, “Abslide”. Mr. Toll joined Keller Entertainment Group as the Chief Financial Officer in l996 and was responsible for the corporate financial functions of the company and management of $40 million for the production and distribution of domestic and international television series such as Tarzan the Epic Adventure, Conan the Adventurer, and Acapulco Heat. Mr. Toll initially joined J2 Communications/National Lampoon in 1986 as Chief Financial Officer and continued in that position until June 16, 2005. Mr. Toll developed all computerized financial systems for J2 Communications, was responsible for the preparation of all budgets, forecasts, and financial statements including all SEC financial reporting. He was head of operations of J2 Communications video distribution, and was involved in all merger and acquisition activity, including J2 Communication’s acquisition of National Lampoon. After leaving National Lampoon in 2005, Mr. Toll joined Resources Global Professionals, an international consulting firm that was spun off from Deloitte & Touche. Resources Global Professionals has over 70 offices worldwide. As a consultant with Resources Global Professionals, Mr. Toll has worked with such clients as the Steven Wise Temple and Amp’d Mobile on enhancing their accounting systems and their financial reporting.

Director Nomination Process

Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. With the exception of Daniel S. Laikin, our current Chief Executive Officer, James P. Jimirro, our former President and Chief Executive Officer, and James Toll, our former Chief Financial Officer, all of the members of our Board of Directors are “independent”, as that term is defined in Section 121A of the Rules of the American Stock Exchange.

We are a “controlled company” as that term is defined in Section 801(a) of the Rules of the American Stock Exchange. Three of our directors, Daniel S. Laikin, Timothy S. Durham and Paul Skjodt, control over 50% of the voting power of National Lampoon, Inc. As a controlled company, we are not subject to Section 804 of the Rules of the American Stock Exchange. Section 804 requires that nominees to the Board of Directors be made by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Instead, nominees to the Board of Directors have been nominated in accordance with the terms of that certain Voting Agreement entered into on May 17, 2002 among Daniel S. Laikin, Paul Skjodt, Timothy S. Durham, Ronald Holzer, DC Investment, LLC, NL Acquisition Group LLC, Samerian LLP, Diamond Investments, LLC, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, Judy B. Laikin (all of whom are collectively referred to in this discussion as the “NLAG Stockholders”) and James P. Jimirro. The Voting Agreement was entered into in conjunction with the reorganization transaction, referred to in this Proxy Statement as the “Reorganization Transaction,” that took place on May 17, 2002. According to the terms of the Voting Agreement, the NLAG Stockholders agree to vote for Mr. Jimirro and two directors nominated by Mr. Jimirro and, conversely, Mr. Jimirro agrees to vote for four directors nominated by the NLAG Stockholders. The Voting Agreement will not terminate until the later of the termination of Mr. Jimirro’s employment agreement and the payment of all amounts due to him thereunder (which occurred on January 28, 2005) or the date as of which Mr. Jimirro personally ceases to own beneficially (whether by reason of his death or otherwise) at least 100,000 shares of common stock. The Voting Agreement prevents us from having a policy with regard to the consideration of any director candidates recommended by security holders (other than the NLAG Stockholders and Mr. Jimirro) or an independent committee whose purpose is to nominate director candidates.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. One of the directors standing for re-election, Daniel S. Laikin, is also our Chief Executive Officer. James P. Jimirro was our Chief Executive Officer and President until January 28, 2005, when he separated from service and James Toll was our Chief Financial Officer until June 16, 2005, when he separated from service. Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination. We have not received a director-nominee recommendation from any stockholder, other than from the NLAG Stockholders and Mr. Jimirro.

Communications with Members of our Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

National Lampoon, Inc.
8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046
Telephone: (310) 474-5252

If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Information about Committees

The Board of Directors met four times during the 2006 fiscal year. These meetings were attended by all the directors. The Board of Directors acted by written consent 12 times during the 2006 fiscal year.

We have no policy with regard to the attendance by Board members at our Annual Meetings. All of the members of our Board of Directors attended the last Annual Meeting.

The Board of Directors has two standing committees. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during the 2006 fiscal year is described below.

Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit the Company’s books and records annually, to discuss with the independent auditors the scope and results of any audit, to review and approve any nonaudit services performed by the Company’s independent auditing firm, and to review certain related party transactions. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The members of the Audit Committee are Timothy S. Durham and Robert Levy. The Audit Committee met four times in the 2006 fiscal year. The members of the Audit Committee are independent as that term is defined in Section 121 of the Rules of the American Stock Exchange. None of our Board members qualifies as an “audit committee financial expert”, as defined by the Sarbanes Oxley Act of 2002 and the regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Compensation Committee. The Compensation Committee is responsible for recommending to the Board of Directors the compensation to be paid to our executive officers. The Compensation Committee is also responsible for overseeing the National Lampoon, Inc. 1999 Amended and Restated Stock Option, Deferred Stock and Restricted Stock Plan. The members of the Compensation Committee are Timothy S. Durham, Duncan Murray and James P. Jimirro. The Compensation Committee did not meet during the 2006 fiscal year. Instead, all compensation issues were decided by the Board of Directors. No change was made to Mr. Laikin’s compensation during the 2006 fiscal year. Mr. Laikin’s compensation is governed by the terms of his employment agreement, which is more fully described in the section titled “Management” in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006.

Members of the Audit Committee Robert Levy Timothy S. Durham

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL #2 - RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT AUDITORS FOR 2007

The Board of Directors requests that the stockholders ratify its selection of Stonefield Josephson, Inc. as our independent auditors for the 2007 fiscal year.

Disclosure of Fees Billed by our Auditors

The following table sets forth fees billed to us by our auditors during the fiscal years ended July 31, 2006 and July 31, 2005 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

		July 31, 2006	July 31, 2005
(i)	Audit Fees	$55,786	$36,529
(ii)	Audit Related Fees	$67,083	$95,114
(iii)	Tax Fees	$14,280	$6,476
(iv)	All Other Fees	$0	$0

Unless they are de minimus, the Audit Committee is required to pre-approve services that are reasonably related to the performance of the audit or review of our financial statements, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered. The Audit Committee reviews these services to assure that they do not impair the auditor’s independence from the company.

We have not asked representatives of Stonefield Josephson, Inc. to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF
STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT AUDITORS
FOR THE 2007 FISCAL YEAR.

MANAGEMENT

Executive Compensation

The following table reflects all compensation awarded to, earned by or paid to our Chief Executive Officer, our two most highly compensated officers other than the Chief Executive Officer and any other individuals who are no longer serving, but who did serve, as an officer during the last completed fiscal year and who earned at least $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/ SARs	All Other Compen-sation ($)

Daniel S. Laikin,	2006	250,000	--	100,000	13,200
Chief Executive Officer	2005	200,000	200,000(2)	--	13,200
	2004	200,000(1)	--	800,000(1)	13,200

Douglas S. Bennett,	2006	250,000	--	100,000	31,718
Former President and	2005	175,000	157,518	--	33,800
Chief Financial Officer	2004	175,000	--	300,000	31,000

James P. Jimirro,	2006	--	--	--	--
Former Chief Executive	2005	500,000	--	60,000	2,695,619(3)
Officer and President	2004	500,000	--	297,040	11,994

Bruce K. Long	2006	27,000(4)	--	50,000	--
President	2005	--	--	--	--
	2004	--	--	--	--

Lorraine Evanoff,	2006	71,747(5)	--	--	--
Former Chief Accounting	2005	32,083	--	50,000	--
Officer	2004	--	--	--	--

James Toll,	2006	--	--	--	--
Former Chief Financial	2005	139,800	--	--	--
Officer	2004	149,500	--	30,000	--

Jeff Gonzalez	2006	48,000(6)	--	20,000	--
Former Interim Chief	2005	--	--	--	--
Financial Officer	2004	--	--	--	--

(1) Represents one year of salary paid to Mr. Laikin that was paid with 7,649 units of Series C Preferred Stock, with each unit consisting of one share of Series C Convertible Preferred Stock and a warrant to purchase 10 shares of common stock at a price of $1.775 per share.
(2) On December 9, 2004, we granted a bonus to Daniel S. Laikin for exceptional services and issued to him 5,634 units of Series C Convertible Preferred Stock having a value of $35.50 per unit. In connection with this bonus an expense was recognized in the amount of $200,000 during the year ended July 31, 2005. Each unit included one share of Series C Convertible Preferred Stock and a warrant to purchase ten post-split shares of common stock at a price of $1.775 per share.
(3) Of this amount, $2,523,800 represents a severance payment made to Mr. Jimirro upon his separation from service. The remaining $171,819 represents an automobile and apartment allowance totaling $118,122 and a payoff of $53,697 for Mr. Jimirro’s automobile made as part of the severance paid to him upon his separation from service.
(4) On July 10, 2006 Bruce K. Long began providing services to us as our President. Mr. Long’s annual salary is $324,000.
(5) On April 18, 2005 Lorraine Evanoff joined us as our Chief Accounting Officer. On March 15, 2006 Ms. Evanoff separated from service. Ms. Evanoff’s annual salary was $110,000.
(6) On April 10, 2006 Jeff Gonzalez began providing services to us as our principal accounting officer. On December 15, 2006 Mr. Gonzalez separated from service. Mr. Gonzalez’s annual salary was $144,000.

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

Option/SAR Grants for Last Fiscal Year-Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date
Daniel S. Laikin Douglas S. Bennett Bruce K. Long Jeff Gonzalez	100,000 100,000 50,000 20,000	24% 24% 12% 5%	2.98 2.98 2.50 2.75	1/31/2016 1/31/2016 5/12/2013 5/12/2016

Aggregated Option/SAR Exercises in Last Fiscal Year And FY-End Option/SAR Values(1)
Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options/SARs at FY-End (#) Unexercisable/ Exercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2) Unexercisable/ Exercisable
Daniel S. Laikin Douglas S. Bennett Bruce K. Long Jeff Gonzalez	-- 4,000 -- --	-- 4,200 -- --	0/1,144,666 77,778/698,222 50,000/0 10,000/10,000	0/0 0/0 0/0 0/0

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. The closing price of the common stock on July 31, 2006 was $1.42.
(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

Discussion of Compensation

Our compensation program consists of the following three components:

•	base salary;

•	bonuses; and

•	awards of restricted stock or stock options from our Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan.

We believe that a combination of cash and common stock or options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

In setting the compensation for our officers, members of our Board of Directors or our Compensation Committee look primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and at our ability to replace the individual. We expect the salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.

Bonuses are used to reward exceptional performance, either by the individual or by the company. Bonuses are discretionary. There is no single method of computing bonuses. The Board of Directors or the Compensation Committee may establish any criteria to determine the amount of a bonus. No bonuses were paid to our executive officers during the 2006 fiscal year.

In 2006 we granted restricted stock or options to purchase our common stock to Daniel S.Laikin, Douglas S. Bennett, Bruce K. Long and Jeff Gonzalez. We grant options or restricted stock because we believe that share ownership by our employees is an effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. No employee is required to own common stock in our company.

Director Compensation

As compensation to the members of our Board of Directors for the services rendered by them, during the fiscal year ended July 31, 2006 we paid fees of $10,000 to each of our directors and we awarded to each director an option to purchase 25,000 shares of our common stock at an exercise price of $2.19 per share. These options vested immediately and have a term of ten years.

Employment Agreements

Daniel S. Laikin, Chief Executive Officer

On January 31, 2005 we entered into an Employment Agreement with Daniel S. Laikin. The employment agreement was adopted and approved by our Board of Directors on February 1, 2005. The employment agreement has a term of three years, but is automatically extended for successive three-year terms unless designated members of the Board of Directors notify Mr. Laikin that the Board does not intend to renew the employment agreement or unless the employment agreement has been terminated according to its terms.

Pursuant to the employment agreement, Mr. Laikin receives an annual salary of $250,000. Mr. Laikin is also entitled to receive four weeks paid vacation. Mr. Laikin receives an automobile allowance and is entitled to participate in any other benefits offered generally to our employees and executives. He is also granted an option to purchase 100,000 shares of our common stock on each anniversary of the effective date of the employment agreement. The exercise price for the options will be equal to the average of the last reported sale price for one share of common stock during the five business days preceding the date of grant or, if this method of valuing the common stock is not available, the Board shall determine, in good faith, the value of one share of common stock. The term of each option shall be 10 years. The options shall be granted in accordance with the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Mr. Laikin is to meet annually with the Board of Directors to set certain performance milestones that must be met bi-annually. If those milestones are met, Mr. Laikin will receive a bi-annual bonus of $50,000. If the milestones are exceeded, Mr. Laikin will receive additional compensation that will be paid one-half in cash and one-half in stock.

Mr. Laikin’s employment agreement may be terminated voluntarily by us at any time during its term for Cause. Cause is defined as (i) the willful and continued failure by Mr. Laikin to substantially perform his duties to us in good faith (other than a failure resulting from his incapacity due to physical or mental illness), or (ii) the willful engaging in conduct which is demonstrably and materially injurious to us. In order to terminate Mr. Laikin for Cause, five members of the Board of Directors (not including Mr. Laikin) must determine at a meeting held for such purpose that Mr. Laikin is guilty of the conduct triggering the right to terminate him. If Mr. Laikin’s employment is terminated by us for Cause, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

Mr. Laikin’s employment may be terminated by Mr. Laikin at any time, and will terminate automatically upon his death or disability. Upon such termination, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

On signing the Employment Agreement, we also agreed to enter into a separate indemnity agreement with Mr. Laikin. A new indemnity agreement has not been entered into as of the date of this Proxy Statement, although we entered into an indemnity agreement with Mr. Laikin on May 17, 2002.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during the fiscal year ended July 31, 2006, our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following:

Name of Filer	Form	Description

Jeffrey Gonzalez (former officer)	3/4	Mr. Gonzalez was untimely in filing two reports covering two transactions.

Lorraine Evanoff (former officer)	3	Ms. Evanoff was untimely in filing one report covering one transaction.

Douglas S. Bennett (former officer)	4	Mr. Bennett was untimely in filing one report covering one transaction.

Ron Berger (former director)	4	Mr. Berger was untimely in filing one report covering one transaction.

Joshua Finkenberg (former director)	4	Mr. Finkenberg was untimely in filing one report covering one transaction.

Richard Irvine (former director)	4	Mr. Irvine was untimely in filing one report covering one transaction.

James P. Jimirro, director	4	Mr. Jimirro was untimely in filing two reports covering 28 transactions.

Timothy Durham, director	4	Mr. Durham was untimely in filing three reports covering five transactions.

Paul Skjodt, director	4	Mr. Skjodt was untimely in filing three reports covering three transactions.

Daniel S. Laikin	4	Mr. Laikin was untimely in filing seven reports covering 16 transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the Record Date as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of common stock, Series B Preferred Stock and Series C Preferred Stock shown as beneficially owned by the stockholder.

The following table is based on a total of 15,574,909 shares of common stock consisting of the following:

•	a total of 8,144,478 shares of common stock outstanding on the Record Date;

•	63,607 shares of Series B Convertible Preferred Stock that may be converted into 3,583,491 shares of common stock; and

•	192,347 shares of Series C Convertible Preferred Stock that may be converted into 3,846,940 shares of common stock.

Name and Position	Common Stock		Series B Convertible Preferred Stock, on an as-converted basis(11)		Series C Convertible Preferred Stock, on an as-converted basis(16)
	Number of Shares	Percentage Ownership of Class	Number of Shares	Percentage Ownership of Class	Number of Shares	Percentage Ownership of Class

Daniel S. Laikin, CEO	4,794,175 (1)	51.13%	1,787,379 (12)	49.88%	1,663,060 (17)	43.23%

Bruce K. Long, President	17,167 (2)	0.18%	--	--	--	--

David M. Kane, Interim Chief Financial Officer	--(3)	--	--	--	--	--

James P. Jimirro, Chairman	1,681,089 (4)	17.93%	--	--	--	--

Timothy Durham, Director	1,888,301 (5)	20.14%	994,253 (13)	27.75%	1,206,300 (18)	31.36%

Paul Skjodt, Director	758,297 (6)	8.09%	366,197 (14)	10.22%	--	--

Robert Levy, Director	237,300 (7)	2.53%	--	--	224,600 (19)	5.84%

Duncan Murray, Director	--(8)	--	--	--	--	--

James Toll, Director	--(9)	--	--	--	--	--

Officers and Directors as a Group (9 persons)	9,376,329	100%	3,147,829	87.84%	3,093,960	80.43%

Douglas S. Bennett (former executive)	869,437(10)	5.58%	24,000(15)	0.67%	21,800(20)	0.57%

Remaining Holders of Series B Convertible Preferred Stock as a Group	--	--	411,662	11.49%	--	--

Remaining Holders of Series C Convertible Preferred Stock as a Group	--	--	--	--	731,180	19.01%

*Less than 1%.
(1) This number includes 937,903 shares of common stock, options to purchase 1,244,666 shares of common stock, a warrant to purchase 1,780,076 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 831,530 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.
(2) This number includes 500 shares of common stock and the right to purchase 16,667 shares of common stock from an option to purchase a total of 100,000 shares of common stock.
(3) Mr. Kane was granted an option to purchase 100,000 shares of our common stock. No portion of the right to purchase the common stock had vested as of May 18, 2007.
(4) This number includes 139,049 shares of common stock and options to purchase 1,542,040 shares of common stock from a total of 1,567,040 options granted to Mr. Jimirro.

(5) This number includes 599,549 shares of common stock, options to purchase 95,000 shares of common stock of which the right to purchase 70,000 shares has vested, a warrant to purchase 615,602 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 603,150 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.
(6) This number includes 329,403 shares of common stock, options to purchase 95,000 shares of common stock of which the right to purchase 70,000 shares has vested, a warrant to purchase 358,894 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock.
(7) This number includes options to purchase 150,000 shares of common stock of which the right to purchase 125,000 shares has vested and a warrant to purchase 112,300 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.
(8) Mr. Murray received an option to purchase 25,000 shares of common stock, however, no portion of the option was vested as of May 18, 2007.
(9) Mr. Toll received an option to purchase 25,000 shares of common stock, however, no portion of the option was vested as of May 18, 2007.
(10) This number includes 116,737 shares of common stock, options to purchase 717,800 shares of common stock, a warrant to purchase 24,000 shares of common stock issued in conjunction with the Series B Convertible Preferred Stock and a warrant to purchase 10,900 shares of common stock issued in conjunction with the Series C Convertible Preferred Stock.
(11) Each share of Series B Convertible Preferred Stock may be converted into 56.338 shares of common stock.
(12) Mr. Laikin owns 31,726 shares of Series B Convertible Preferred Stock that may be converted into 1,787,379 shares of common stock.
(13) Mr. Durham owns 17,648 shares of Series B Convertible Preferred Stock that may be converted into 994,253 shares of common stock.
(14) Mr. Skjodt owns 6,500 shares of Series B Convertible Preferred Stock that may be converted into 366,197 shares of common stock.
(15) Mr. Bennett owns 426 shares of Series B Convertible Preferred Stock that may be converted into 24,000 shares of common stock.
(16) Each share of Series C Convertible Preferred Stock may be converted into 20 shares of common stock.
(17) Mr. Laikin owns 83,153 shares of Series C Convertible Preferred Stock that may be converted into 1,663,060 shares of common stock.
(18) Mr. Durham owns 60,315 shares of Series C Convertible Preferred Stock that may be converted into 1,206,300 shares of common stock.
(19) Mr. Levy owns 11,230 shares of Series C Convertible Preferred Stock that may be converted into 224,600 shares of common stock.
(20) Mr. Bennett owns 1,090 shares of Series C Convertible Preferred Stock that may be converted into 21,800 shares of common stock.

The address for each of the officers and directors named above is 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046.

IDENTIFICATION OF EXECUTIVE OFFICERS

Daniel Laikin, Chief Executive Officer

See discussion of business experience above.

Bruce Long, President

BRUCE LONG began providing services to us as our President in July 2006. Prior to joining us, Mr. Long was Executive Vice President of Strategic Planning and Business Development for Technicolor Creative Services, a position he held since 2001. Prior to joining Technicolor Creative Services, beginning in September, 2001, Mr. Long served as Chief Executive Officer of Ionic Worldwide Studios, an interactive content start-up company launched with Mike Medavoy and Troy Bolotnick. In 1997, Mr. Long founded and launched Heroes Title Design and Encore Visual Effects Company, serving as President of Encore Video. The combined companies were eventually sold to Liberty Media in 2000. Mr. Long’s experience also includes working as a comedian, performing in Los Angeles with The Lunatics, an improvisational troupe, and as a theater director, actor, and producer. Mr. Long spent the early part of his career in the music industry, working as Director of College Promotions for Columbia Records and was Chief Financial Officer of Headfirst Records.

David Kane, Interim Chief Financial Officer

DAVID KANE joined us in December 2006 from his financial consulting practice where, since 2000, he has been a financial consultant for entertainment and media companies. Prior to his consulting practice, Mr. Kane served as Chief Financial Officer of the Left Bank Organization, a record label and music management company. He also served as the Chief Financial Officer for GreatDomains.com, an internet start-up company which was eventually sold to VeriSign. Mr. Kane spent the early part of his career working as Director of Finance for Virgin Records and Chief Financial Officer of Focus Affiliates, a publicly held electronics distributor.

Key Employees

In addition to our executive officers and directors, we value and rely upon the services of certain key employees in the support of our business and operations, and the development and marketing of our brand and products, as follows:

BARRY LAYNE is the Executive Vice President responsible for our entertainment businesses. He joined us in May 2004. Immediately prior to joining National Lampoon, Mr. Layne spent a number of years as a senior executive consultant to companies in the media, entertainment and Internet industries, most recently as acting Chief Operating Officer of ASG Entertainment and as a member of the bankruptcy court approved turnaround team at the former Platinum Entertainment (subsequently renamed Compendia Media Group). Previous roles included senior management positions at About, Inc., FasTV, Inc., and Ketchum Communications Worldwide.

MATTY SIMMONS rejoined National Lampoon in November 2002 as Director of Classics. Mr. Simmons was a co-founder or National Lampoon in the 1970s. Under Mr. Simmons’ leadership, the company introduced National Lampoon Magazine, one of the most popular humor magazines in publishing history. In 1978 he produced, National Lampoon’s Animal House, one of the most popular comedy movies of all time. He has also produced, among other films, the National Lampoon Vacation series. In 1979, he was named Producer of the Year and in 1980, Publisher of the Year by industry organizations. Mr. Simmons has written eight books including several best sellers.

SARA RUTENBERG has been our Executive Vice President - Business Affairs since September 2002. Ms. Rutenberg has held various positions in the entertainment industry for the past twenty years. Prior to joining National Lampoon, she held the post of President, Business Development and Strategy for Pearson Television (now Fremantle Media) where she managed the divisions responsible for digital asset and intellectual property management and brand management. At Pearson, Ms. Rutenberg also served as Senior Vice President, Business and Legal Affairs and negotiated a variety of production and distribution agreements for all media. Ms. Rutenberg came to Pearson from Universal Television, where she held a variety of posts from 1983-1998, the last being Senior Vice President of Business and Legal Affairs where she was responsible for all international and domestic television distribution and nonscripted television production.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leagre Chandler & Millard, our former attorneys, assigned to Mr. Timothy Durham, a director, a promissory note we had signed in favor of Leagre Chandler & Millard for legal services incurred in relation to the Reorganization Transaction. The original amount of the promissory note was $165,000. The loan bore interest at the rate of 6.75% per annum. The promissory note was paid in full on December 1, 2006.

From May 23, 2006 through March 14, 2007, Mr. Durham loaned us $68,667 for publishing. The loan bears interest at the rate of 6% per annum. A loan payment of $14,206 was made on December 1, 2006. At May 18, 2007 the loan balance was $56,920, which consisted of $54,461 of principal and $2,459 of accrued interest. There are no specific repayment terms for this loan.

From October 3, 2006 through October 30, 2006, Mr. Durham loaned us $312,500. The loan bore interest at the rate of 6% per annum. The principal amount, along with $1,721 in accrued interest, was paid in full by December 1, 2006.

On October 23, 2006 Mr. Durham loaned us $25,000 for film production. The loan bears interest at the rate of 6% per annum. There are no specific repayment terms and no payment has been made to date. At May 18, 2007 the loan balance was $25,777, which consisted of $25,000 in principal and $777 in accrued interest.

On May 23, 2006, Mr. Daniel S. Laikin, our Chief Executive Officer and a director, loaned us $37,500 for publishing. The loan bears interest at the rate of 6% per annum. There are no specific repayment terms and no payment has been made to date. At May 18, 2007 the loan balance was $39,608, which consisted of $37,500 of principal and $2,108 of accrued interest.

From June 29, 2006 through October 30, 2006, Mr. Laikin loaned $520,300 to us. The loan bears interest at the rate of 6% per annum. There are no specific repayment terms. A payment of $25,000 was made on February 27, 2007. At May 18, 2007 the loan balance was $517,443, which consisted of $495,300 of principal and $22,143 of accrued interest.

We, along with Messrs. Robert Levy, Tim Durham and Daniel Laikin, are investors in Red Rock Pictures Holdings, Inc., referred to in this Proxy Statement as “Red Rock”. In September 2006, we entered into a sublease agreement with Red Rock for office space. The term of the sublease is two years. The monthly rent is $2,000.

From November 7, 2006 through March 2, 2007 Red Rock made various loans to us. The principal amount of the loans totaled $1,706,758. The funds were used for film production. The loans bear interest at the rate of 10% per annum. We have repaid $374 of the amount loaned. At May 18, 2007, the balance of the loans was $1,743,202 which consisted of $1,706,384 of principal and $36,818 of accrued interest. There are no specific repayment terms for these loans.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on January 25, 2008.

Notice of intention to present a proposal at the 2008 Annual Meeting should be addressed to Corporate Secretary, National Lampoon, Inc., 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year’s Annual Meeting submitted after January 25, 2008 will not be considered filed on a timely basis. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a Proxy Statement.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those referred to in this Proxy Statement. If any matters which are not specifically set forth in the form of proxy and this Proxy Statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

PROXY

NATIONAL LAMPOON, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on June 19, 2007

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the two proposals set forth in the proxy statement.

The stockholder(s) represented herein appoint(s) Daniel S. Laikin and/or James P. Jimirro proxy with the power of substitution to vote all shares of common stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of National Lampoon, Inc. to be held at the Company’s headquarters located at 8228 Sunset Boulevard, Third Floor, Los Angeles, California 90046, on June 19, 2007 at 11:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1-ELECTION OF DIRECTORS

Daniel S. Laikin	FOR ☐	AGAINST☐	ABSTAIN ☐

Timothy S. Durham	FOR ☐	AGAINST☐	ABSTAIN ☐

Paul Skjodt	FOR ☐	AGAINST☐	ABSTAIN ☐

Robert Levy	FOR ☐	AGAINST☐	ABSTAIN ☐

James P. Jimirro	FOR ☐	AGAINST☐	ABSTAIN ☐

Duncan Murray	FOR ☐	AGAINST☐	ABSTAIN ☐

James Toll	FOR ☐	AGAINST☐	ABSTAIN ☐

PROPOSAL #2-RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT AUDITORS FOR 2007

	FOR ☐	AGAINST☐	ABSTAIN ☐

Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Signature_______________________ Date_______

Signature_______________________ Date_______